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                                                                   Exhibit 3.25a

                            ARTICLES OF INCORPORATION

     These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

                                   ARTICLE I.

     The name of the corporation is KURTZ GRAVEL COMPANY

                                   ARTICLE II.

     The purpose or purposes for which the corporation is formed are as follows:

     1. To manufacture, process, buy, sell, and deal in cement, ready mix concrete, stone, gravel, sand, soil and dirt; and to erect, or buy, lease or other- wise acquire, manufactories, kilns, buildings, stone quarries, gravel pits and lands; to build, maintain and operate manufactories, kilns, warehouses, and depots for manufacturing and storing, buying, selling and dealing in cement ready mix concrete, gravel, stone, sand and other products, and to transport or cause to be transported the same, and to do any and all things incidental therein and necessary and proper to be done in connection with the matters and things aforesaid or any of them.

     2. To own, buy, sell, exchange and deal in real estate and any interest of any kind whatsoever therein.

In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporation by the laws of the State of Michigan.

                                  ARTICLE III.

      Location of the first registered office is:

      G-5300   N. Dort Highway   Flint,   7, Genesee   Michigan
      (No.)    (Street)          (City)   (Zone)       (County)

     Postoffice address of the first registered office is:

      G-5300   N. Dort Highway   Flint    7,           Michigan
      (No.)    (Street)          (City)   (Zone)

                                   ARTICLE IV.

     The name of first resident agent is Clayton W. Kurtz

FORM 1
GOLD SEAL APPEARS ONLY ON ORIGINAL

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                                   ARTICLE V.

                      The total submitted capital stock is

    ( Preferred shs. ___________________________ )   ( Par Value $_______________________ )
(1) (                                            )   (                                    ) per share
    ( Common shs. 15,000                         )   ( Par Value $10.00                   )

                                                     ( Book Value $______________________ )
                                                     (                                    ) per share
                   ( Preferred ____ )                ( Price fixed for sale $____________ )
and/or shs. of (2) (                ) no par value
                   ( Common _______ )                ( Book Value $______________________ )
                                                     (                                    ) per share
                                                     ( Price fixed for sale $____________ )

     (3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

         The shareholders shall have the right to vote at all meetings.

                                   ARTICLE VI.

      The name and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows:
(Statute requires one or more incorporators)


              Residence or Business Address          Number of Shares
       -------------------------------------------       Par Stock
Name   (No.)   (Street)   (City)       (State)            Common
----   -----   --------   ------   ---------------   ----------------
Clayton W. Kurtz G 4291 Gregor St., Genesee, Mich.         7800
Howard G. Bigelow, G5370 Bray Rd., Flint 5, Mich.          3250
Donald R. Kurtz, C7050 N. Center Rd., Mt. Morris,          1950
                                          Michigan

                                  ARTICLE VII.

     The names and addresses of the first board of directors are as follows:

     (Statute requires at least three directors):

                              Residence or Business Address
                    ------------------------------------------------
Name                 (No.)      (Street)         (City)      (State)
----                ------   --------------   -----------   --------
Clayton W. Kurtz    G 4291   Gregor St.,      Genesee,      Michigan
Howard G. Bigelow   G 5370   Bray Road        Flint,        Michigan
Donald R. Kurtz     C 7050   N. Center Rd.,   Mt. Morris,   Michigan

FORM 1
GOLD SEAL APPEARS ONLY ON ORIGINAL

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                                  ARTICLE VIII.

     The term of the corporate existence is thirty years.

                                   ARTICLE IX.

     Whenever a compromise or arrangement of any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, by binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.

 ______________________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________

     We, the incorporators, sign our names this 7th day of December 1957

   (All parties appearing under Article VI are required to sign in this space)


[Signature] [Clayton W. Kurtz]
-------------------------------------


(Clayton W. Kurtz)
-------------------------------------


[Signature] [Howard G. Bigelow]
-------------------------------------


(Howard G. Bigelow)
-------------------------------------


[Signature] [Donald R. Kuntz]
-------------------------------------


(Donald R. Kurtz)
-------------------------------------

FORM 1
GOLD SEAL APPEARS ONLY ON ORIGINAL

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STATE OF MICHIGAN ________ )         (One or more of the parties signing must
                           )   ss.        acknowledge before the Notary)
COUNTY OF Genesee          )

     On this 7th day of December, 1957 before me personally appeared Clayton W. Kurtz to me known to be [one of] the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.


                                        [Signature] Violet G. Evans
                                        ----------------------------------------
                                        (Signature of Notary)


                                        Violet G. Evans
                                        (Print or type name of Notary)


                                        Notary Public for Genesee County
                                        State of Michigan.

                                        My commission expires August 26, 1961
                                        (Notarial seal required if
                                        acknowledgment taken out of State)

FORM 1
GOLD SEAL APPEARS ONLY ON ORIGINAL

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Form 1 - 4-15-57-35M

                   ORIGINAL                                  RECEIVED

      (CORPORATION FOR PECUNIARY PROFIT)                   DEC 10 1957

           ARTICLES OF INCORPORATION
                                                     MICHIGAN CORPORATION AND
                      OF                              SECURITIES COMMISSION

             Kurtz Gravel Company
     (Please type or print corporate name)

                  ----------

     Under Art No. 327, Public Acts, 1932,
                  as amended

                  ----------

 (This blank prepared by Michigan Corporation
         and Securities Commissions.)
                    [FILED]

                 [DEC 12 1957]

                  [Signature]

[Michigan Corporation & Securities Commission]

      MAIL THREE SIGNED AND ACKNOWLEDGED
                  COPIES TO:                         MICHIGAN CORPORATION AND
                                                      SECURITIES COMMISSION

 Michigan Corporation & Securities Commissions             DEC 12 1957
P. O. Box 893              Lansing 4, Michigan
                                                 [MS]                       [MD]
                                                 -------------------------------
                    [Logo]                                 Compared by
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